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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 23, 2000 relating to the financial statements and financial statement schedule of Viasystems Group, Inc. and its subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 23, 2000